UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2016

PETRO RIVER OIL CORP.

(Exact name of Registrant as specified in its Charter)

Delaware	000-49760	9800611188
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

55 5th Avenue, Suite 1702 New York, NY 10003
(Address of principal executive offices)

(347) 491-4011
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 11, 2016, MegaWest Energy Missouri Corp. (“MegaWest”), a wholly-owned subsidiary of Petro River Oil Corp. (the “Company”), entered into an Assignment of Oil and Gas Lease (the “Assignment”) with Paluca Petroleum, Inc. (“Paluca”), whereby MegaWest assigned its leaseholds covering approximately 320 acres in Grassy Creek, Missouri (the “Grassy Creek Assets”) to Paluca as a part of the Company’s corporate strategy to divest its legacy assets. Pursuant to the terms and conditions of the Assignment, Paluca has agreed to assume all liabilities associated with the Grassy Creek Assets, and, as consideration for the assignment, has granted MegaWest an overriding royalty equal to 4% of the value of all oil and gas assets produced and sold under the assigned lease.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

Disclaimer

The foregoing description of the Assignment does not purport to be complete and is qualified, in its entirety, be reference to the full text of the Assignment, attached hereto as Exhibit 10.1, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETRO RIVER OIL CORP.

Date: July 13, 2016	By:	/s/ Scot Cohen
Scot Cohen
Executive Chairman

Exhibit Index

Exhibit No.	Description
10.1	Assignment of Oil and Gas Lease, by and between MegaWest Energy Missouri Corp. and Paluca Petroleum, Inc., dated July 11, 2016

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